Exhibit 21.01

LIST OF SUBSIDIARIES OF COHERENT CORP. AS OF JUNE 30, 2025
The following table sets forth information as to Coherent Corp.'s subsidiaries as of June 30, 2025, all of which are included in the consolidated financial statements. Coherent Corp. owns 100% of the outstanding voting securities of such corporations noted below, either directly or indirectly, except as otherwise noted.

Subsidiary	Jurisdiction of Formation
Finisar Australia Pty Limited	Australia
Nufibre PTY LTD	Australia
Finisar Brasil Suporte De Vendas LTDA	Brazil
Coherent Aerospace & Defense, Inc.	California
Coherent Asia, Inc.	California
Coherent TIOS, Inc.	California
Core Systems LLC[1]	California
INNOViON LLC[1]	California
Photop Technologies, Inc.	California
Coherent Canada Inc.	Canada
Cohernet (Cayman) Holdings A Ltd.	Cayman Islands
Photop Technologies, Inc.	Cayman Islands
CoAdna (Suzhou) Co., Ltd.	China
Coherent (Beijing) Commercial Company Limited	China
Coherent China, Inc.	China
Finisar Shanghai Incorporation	China
Finisar Shenzhen Incorporation	China
Finisar Wuxi Incorporation	China
Fuzhou Photop Optics Co., Ltd.	China
II-VI Infrared Laser (Suzhou) Co., Ltd.	China
II-VI Optics (Suzhou) Co., Ltd.	China
II-VI Photonics (Shenzhen) Inc.	China
II-VI Photonics, Inc.	China
II-VI Suwtech, Inc.	China
OptimalCoatech (Guangzhou) Co., Ltd.	China
Rofin-Baasel China Company Ltd.	China
Suzhou II-VI Lasertech Co., Ltd.	China
Coherent (Cyprus) Financing Limited	Cyprus
CoAdna Photonics, Inc.	Delaware
Coherent Advanced Solutions, Inc.	Delaware
Coherent NA, Inc.	Delaware
Coherent, Inc.	Delaware
Coherent International LLC	Delaware

[1] Owned 100% by Silicon Carbide LLC. See note 3.
[2] Owned 50% by Coherent Corp. and 50% by our joint venture partner.

Subsidiary	Jurisdiction of Formation
CT Crystals LLC[2]	Delaware
Finisar Corporation	Delaware
II-VI Delaware, Inc.	Delaware
II-VI Optoelectronic Devices, Inc.	Delaware
II-VI Photonics (US), Inc.	Delaware
Kailight Photonics, Inc.	Delaware
LightSmyth Technologies, Inc.	Delaware
Coherent Ceramics, Inc.	Delaware
Nufern	Delaware
Optium Corporation	Delaware
Rofin-Sinar Technologies LLC	Delaware
Silicon Carbide LLC[3]	Delaware
Wide Bandgap EmployCo LLC	Delaware
Wide Bandgap Holdings Corp.	Delaware
Corelase Oy	Finland
Coherent France SAS	France
CBL Verwaltungsgesellschaft GmbH	Germany
Coherent (Deutschland) GmbH	Germany
Coherent Germany GmbH	Germany
Coherent GmbH	Germany
Coherent Holding BV & Co. KG	Germany
Coherent Kaiserslautern GmbH	Germany
Coherent LaserSystems GmbH & Co. KG	Germany
Coherent Munich GmbH & Co. KG	Germany
Coherent Real Estate 1 GmbH & Co. KG	Germany
Coherent Real Estate 2 GmbH & Co. KG	Germany
Coherent Real Estate GmbH	Germany
DILAS Diodenlaser GmbH	Germany
Electro-Optics Technology GmbH	Germany
Finisar Germany GmbH	Germany
HIGHYAG Lasertechnologie GmbH	Germany
II-VI GmbH	Germany
RASANT-ALCOTEC Beschichtungstechnik GmbH	Germany
ROFIN-SINAR Laser GmbH	Germany
SiC Germany GmbH[1]	Germany
Allied Rising Investment Limited	Hong Kong
CoAdna (HK) Limited	Hong Kong
Coherent Hong Kong Limited	Hong Kong
Richly World Investment Limited	Hong Kong
EpiWorks, Inc.	Illinois
Finisar Technology India Private Limited	India
Coherent Israel Ltd.	Israel
Finisar Israel Ltd.	Israel

[3]Owned 75% by Wide Bandgap Holdings Corp. and 25% by our joint venture partners.

Subsidiary	Jurisdiction of Formation
Coherent Italia S.r.l	Italy
Coherent Japan, Inc.	Japan
II-VI Japan Incorporated	Japan
SiC Japan GK1	Japan
Coherent Malaysia Sdn. Bhd.	Malaysia
COHR Malaysia SDN. BHD.	Malaysia
ROFIN-BAASEL Inc.	Massachusetts
Electro-Optics Technology, Incorporated	Michigan
Coherent Dutch Merger Sub B.V.	Netherlands
Coherent Europe B.V.	Netherlands
COHR International Investment C.V.	Netherlands
II-VI Advanced Materials LLC[1]	Pennsylvania
II-VI Laser Enterprise Philippines, Inc.	Philippines
II-VI Performance Metals, Inc.	Philippines
Coherent Scotland Limited	Scotland
Coherent Singapore PTE. Ltd.	Singapore
II-VI Singapore Pte Ltd	Singapore
Rofin-Baasel Singapore PTE Ltd.	Singapore
Coherent Korea Ltd.	South Korea
Finisar Daejeon Co. Ltd.	South Korea
SiC Korea LLC[1]	South Korea
Rofin Baasel España, S.L.	Spain
Rofin-Sinar Technologies Europe, S.L.	Spain
II-VI Jarfalla AB	Sweden
II-VI Kista AB1	Sweden
Optoskand AB	Sweden
Coherent Switzerland AG	Switzerland
II-VI Laser Enterprise GmbH	Switzerland
II-VI Taiwan Co., Ltd.	Taiwan
Finisar Sherman RE Holdco, LLC	Texas
Coherent Thermal Solutions, Inc.	Texas
Two-Six (Thailand) Co., Ltd.	Thailand
Coherent (UK) Holdings Limited	United Kingdom
Coherent (UK) B Holdings Ltd	United Kingdom
Coherent (UK) C Holdings Ltd	United Kingdom
Coherent (UK) Financing Ltd	United Kingdom
Coherent (UK) Limited	United Kingdom
II-VI Laser Enterprise Ltd.	United Kingdom
II-VI U.K. Limited	United Kingdom
Rofin-Baasel UK Limited	United Kingdom
Coherent Services Vietnam Limited Liability Company	Vietnam
Coherent Vietnam (Dong Nai) Company Limited	Vietnam

[3]Owned 75% by Wide Bandgap Holdings Corp. and 25% by our joint venture partners.

Subsidiary	Jurisdiction of Formation
II-VI Vietnam Co., Ltd.	Vietnam
Silicon Carbide Vietnam Limited Liability Company[1]	Vietnam